                                                                       EXHIBIT 5

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         LAW AND REGULATION DEPARTMENT
                            3100 Sanders Road, J5B
                          Northbrook, Illinois 60062

                        Direct Dial Number 708 402-5173
                            Facsimile 708 402-4371

Michael P. Duncan                                        Please direct reply to:
Vice President, Secretary                                  Post Office Box 3005
and General Counsel                              Northbrook, Illinois 60065-3005

                               November 12, 1992

TO:    Allstate Life Insurance Company of New York
       Huntington Station, New York 11746

FROM:  Michael P. Duncan, Vice President
       Secretary and General Counsel

RE: Form S-1, Pre-Effective Amendment to the Registration Statement under the Securities Act of 1933

     With reference to the Pre-Effective Amendment to the Registration Statement on Form S-1 filed by Allstate Life Insurance Company of New York with the Securities and Exchange Commission covering Individual and Group Market Value Adjusted Deferred Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. Allstate Life Insurance Company of New York is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Contracts by the Superintendent of Insurance of the State of New York.

     2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the Superintendent of Insurance of the State of New York and when issued will be valid, legal and binding obligations of Allstate Life Insurance Company of New York.

     I hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                       Sincerely,

                                       /s/Michael P. Duncan
                                       -------------------------
                                       Michael P. Duncan
                                       Vice President, Secretary
                                       and General Counsel